September 28, 2009

The Board of Directors
China Precision Steel, Inc.
18/F Teda Building
87 Wing Lok Street
Sheung Wan
Hong Kong

Dear Sirs:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No.: 333-153613) of China Precision Steel, Inc. of our report dated September 26, 2009, on the consolidated financial statements and internal control over financial reporting of China Precision Steel, Inc., which appears in this annual report on Form 10-K for the year ended June 30, 2009.

Yours faithfully,

/s/ Moore Stephens
Certified Public Accountants
Hong Kong